EXHIBIT 99.2

Greenspring Associates, Inc. and Affiliates

(a Delaware Corporation)

Condensed Combined Consolidated Financial Statements (Unaudited)

For the Three and Six Months Ended June 30, 2021 and 2020

Greenspring Associates, Inc. and Affiliates

Table of Contents

Page(s)
Financial Statements

Condensed Combined Consolidated Balance Sheets	3

Condensed Combined Consolidated Statements of Operations	4

Condensed Combined Consolidated Statement of Changes in Shareholders’ Equity	5-6

Condensed Combined Consolidated Statements of Cash Flows	7

Notes to Condensed Combined Consolidated Financial Statements	8-16

The accompanying notes are an integral part of the condensed combined consolidated financial statements.

Greenspring Associates, Inc. and Affiliates

Condensed Combined Consolidated Balance Sheets (Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current Assets:
Cash and Cash Equivalents	$5,995,244	$8,744,210
Accounts Receivable	110,963	3,059,029
Due from Greenspring Funds	691,637	1,771,925
Due from Shareholders	24,882	379,144
Due from Employees	7,357	7,140
Prepaid Expenses & Other Current Assets	1,020,959	964,299

Total Current Assets	7,851,042	14,925,747
Long-Term Assets:
Fixed Assets, Net	1,071,884	14,415,595
Intangible Assets, Net	4,946	6,594
Investments in Greenspring Funds, at Fair Value	—	7,034,388
Investments in Unaffiliated Funds, at Fair Value	—	1,753,998
Other Assets	40,097	40,097

Total Assets	$8,967,969	$38,176,419

Liabilities & Shareholders’ Equity
Current Liabilities:
Accounts Payable	$4,250	$25,485
Accrued Expenses & Other Current Liabilities	6,150,967	2,846,877
Loan Payable, Current	—	945,426

Total Current Liabilities	6,155,217	3,817,788
Long-Term Liabilities:
Other Non-Current Liabilities	383,308	19,571,901

Total Long-Term Liabilities	383,308	19,571,901

Total Liabilities	6,538,525	23,389,689
Shareholders’ Equity:
Shareholders’ Equity	2,429,444	14,786,730

Total Shareholders’ Equity	2,429,444	14,786,730

Total Liabilities & Shareholders’ Equity	$8,967,969	$38,176,419

The accompanying notes are an integral part of the condensed combined consolidated financial statements.

Greenspring Associates, Inc. and Affiliates

Condensed Combined Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended June 30:		For the Six Months Ended June 30:
	2021	2020	2021	2020
Revenues
Net Revenues	$19,938,628	$16,765,070	$39,485,819	$30,054,740

Total Revenues	19,938,628	16,765,070	39,485,819	30,054,740

Expenses
Salaries, Bonuses, & Other Payroll Related Expenses	13,414,841	7,936,125	22,350,817	14,848,552
General & Administrative Expenses	2,862,338	3,430,350	5,516,047	6,037,804
Travel Expenses	114,908	508,379	775,292	1,338,129
Depreciation & Amortization Expense	381,563	962,288	1,348,780	1,925,285
Interest Expense	66,047	449,238	278,203	449,238

Total Expenses	16,839,697	13,286,380	30,269,139	24,599,008

Operating Income	3,098,931	3,478,690	9,216,680	5,455,732

Net Gain on Distribution of Fixed Assets	5,625,272	—	5,625,272	—

Total Gain/(Loss)	5,625,272	—	5,625,272	—

Net Income	$8,724,203	$3,478,690	$14,841,952	$5,455,732

Other Comprehensive Income
Net Unrealized Gain/(Loss) from
Greenspring Funds	$—	$946,372	$(7,020,466)	$843,378
Net Unrealized Gain/(Loss) from
Unaffiliated Funds	(1,781,460)	351,114	(1,753,998)	358,590

Total Other Comprehensive Income/(Loss)	(1,781,460)	1,297,486	(8,774,464)	1,201,968

Total Comprehensive Income	$6,942,743	$4,776,176	$6,067,488	$6,657,700

The accompanying notes are an integral part of the condensed combined consolidated financial statements.

Greenspring Associates, Inc. and Affiliates

Condensed Combined Consolidated Statements of Shareholders’ Equity (Unaudited)

		Accumulated Other Comprehensive
	Retained Earnings	Income (Loss)	Total
Balance at January 1, 2021	$6,418,777	$8,367,953	$14,786,730
Net Income	6,117,749	—	6,117,749
Dividends Paid	(5,858,446)	—	(5,858,446)
Net Unrealized Loss from Greenspring Funds	—	(7,020,466)	(7,020,466)
Net Unrealized Gains from Unaffiliated Funds	—	27,462	27,462
Balance at March 31, 2021	$6,678,080	$1,374,949	$8,053,029

Net Income	8,724,203	—	8,724,203
Dividends Paid	(12,566,328)	—	(12,566,328)
Net Unrealized Loss from Unaffiliated Funds	—	(1,781,460)	(1,781,460)
Balance at June 30, 2021	$2,835,955	$(406,511)	$2,429,444

The accompanying notes are an integral part of the condensed combined consolidated financial statements.

Greenspring Associates, Inc. and Affiliates

Condensed Combined Consolidated Statements of Shareholders’ Equity (Unaudited)

		Accumulated Other Comprehensive
	Retained Earnings	Income	Total
Balance at January 1, 2020	$2,360,181	$2,267,149	$4,627,330
Net Income	1,977,042	—	1,977,042
Dividends Paid	(4,846,387)	—	(4,846,387)
Net Unrealized Loss from Greenspring Funds	—	(102,994)	(102,994)
Net Unrealized Gains from Unaffiliated Funds	—	7,476	7,476
Balance at March 31, 2020	$(509,164)	$2,171,631	$1,662,467

Net Income	3,478,690	—	3,478,690
Dividends Paid	(2,515,531)	—	(2,515,531)
Net Unrealized Gains from Greenspring Funds	—	946,372	946,372
Net Unrealized Gains from Unaffiliated Funds	—	351,114	351,114
Balance at June 30, 2020	$453,995	$3,469,117	$3,923,112

The accompanying notes are an integral part of the condensed combined consolidated financial statements.

Greenspring Associates, Inc. and Affiliates

Condensed Combined Consolidated Statement of Cash Flows (Unaudited)

	Six Months Ended June 30:
	2021	2020
Cash Flows from Operating Activities
Net Income	$14,841,952	$5,455,732
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation & Amortization Expense	1,348,780	1,925,285
Change in Operating Assets and Liabilities:
(Increase)/Decrease in Accounts Receivable	2,948,066	(227,732)
Decrease in Due from Greenspring Funds	1,080,288	1,121,765
(Increase)/Decrease in Due from Shareholders	368,184	(34,027)
(Increase)/Decrease in Due from Employees	(217)	13,318
(Increase)/ Decrease in Prepaid Expenses & Other Current Assets	(56,660)	55,990
Decrease in Accounts Payable	(21,235)	(388,997)
Increase in Accrued Expenses & Other Current Liabilities	3,304,090	459,789
Decrease in Other Non-Current Liabilities	(403,267)	(562,861)

Net Cash Provided by Operating Activities	23,409,981	7,818,262

Cash Flows from Investing Activities
Purchases of Fixed Assets	(18,242)	(215,751)
Distribution of Fixed Assets	12,014,821	—
Cash Paid for Investments in Greenspring Funds	—	(160)

Net Cash Provided by (Used in) Investing Activities	11,996,579	(215,911)

Cash Flows from Financing Activities
Payments of Dividends	(18,424,774)	(7,361,918)
Proceeds from Line of Credit	—	6,760,000
Repayments of Line of Credit	—	(6,271,689)
Repayments of Loan Borrowings	(19,730,752)	—

Net Cash Used in Financing Activities	(38,155,526)	(6,873,607)

Net Increase (Decrease) in Cash and Cash Equivalents	(2,748,966)	728,744

Cash and Cash Equivalents
Beginning of Period	8,744,210	3,125,390

End of Period	$5,995,244	$3,854,134

The accompanying notes are an integral part of the condensed combined consolidated financial statements.

Greenspring Associates, Inc. and Affiliates

Notes to Condensed Combined Consolidated Financial Statements

1.	Description of Business and Summary of Significant Accounting Policies

A.	Description of the Business

Greenspring Associates, Inc. is the parent company of Greenspring Associates, L.P. Greenspring Associates, L.P. is the sole member of Greenspring Associates, LLC. Greenspring Associates, LLC (“Greenspring”) provides financial and investment advisory services as required for the benefit of various private investment funds as well as certain investment accounts (collectively, the “Greenspring Funds”). A related person of Greenspring generally acts as general partner of each Greenspring Fund. Greenspring controls investments made on behalf of many of the Greenspring Funds (such Greenspring Funds, the “Greenspring Discretionary Funds”) and makes investment recommendations on behalf of other Greenspring Funds (such Greenspring Funds, the “Greenspring Advisory Funds”).

Greenspring Associates, L.P. is also the sole member of Brightside Mechanical, LLC (“Brightside”). Greenspring had an agreement to lease an aircraft from Brightside during the six months ended June 30, 2021 and 2020. On April 23, 2021, Greenspring Associates, Inc. distributed all the assets and liabilities of Brightside to a shareholder. Greenspring no longer has an agreement to lease an aircraft from Brightside or any other party.

Other than its interest in Greenspring and Brightside, Greenspring Associates, Inc. and Greenspring Associates, L.P. do not have further business activities.

Greenspring Associates (UK) Limited (“Greenspring UK”), Greenspring Associates (China), LLC and Greenspring Beijing Consulting Co, Ltd. (collectively, “Greenspring China”) are subsidiaries of Greenspring.

Greenspring Back Office Solutions, Inc. has a controlling interest in Greenspring Back Office Solutions, LLC (“GBOS”). GBOS primarily provides administrative services to unaffiliated investment advisors and their private funds (the “Unaffiliated Funds”).

Greenspring Associates, Inc and Greenspring Back Office Solutions, Inc. are under common control. Therefore, the financial statements of Greenspring Associates, Inc, Greenspring Associates, L.P., Greenspring, Greenspring UK, Greenspring China, Greenspring Back Office Solutions, Inc and GBOS (collectively, the “Company”) are presented herein on a combined consolidated basis.

B.	Principles of Combination and Consolidation

The combined consolidated financial statements include the accounts of Greenspring Associates, Inc, Greenspring Associates, L.P., Greenspring, Greenspring UK, Greenspring China, Greenspring Back Office Solutions, Inc and GBOS. All significant intercompany balances and transactions have been eliminated in combination and consolidation.

C.	Basis of Accounting

The unaudited condensed combined consolidated financial statements have been presented on the accrual basis of accounting in conformity with Generally Accepted Accounting Principles in the United States (“GAAP”).

Greenspring Associates, Inc. and Affiliates

Notes to Condensed Combined Consolidated Financial Statements

D.	Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E.	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains cash accounts with insured financial institutions. At times, balances may exceed insured limits. The Company relies on the soundness of financial institutions holding the Company’s deposits and believes that the Company’s risk related to cash is negligible.

F.	Accounts Receivable

Accounts receivable primarily represent expenses incurred on behalf of various entities and individuals which will ultimately be reimbursed to Greenspring, and management fees earned but not yet received. The Company believes that the accounts receivable balances are fully collectible; therefore no allowance for doubtful accounts has been recorded as of June 30, 2021 and December 31, 2020.

G.	Investments in Greenspring Funds and Unaffiliated Funds and Fair Value Measurement

The primary purpose of the Greenspring Funds and Unaffiliated Funds is to generate significant returns for their respective partners, principally through long-term capital appreciation, by making, holding, and disposing of privately negotiated equity and equity-related investments (“Portfolio Investments”), principally in (i) venture capital and private equity partnerships (“Portfolio Funds”) and (ii) operating companies (“Portfolio Companies”).

In accordance with the authoritative guidance on fair value measurements and disclosures under GAAP, the Company discloses and recognizes the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1: Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level 2: Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in the markets that are not considered to be active;

Level 3: Inputs that are unobservable.

Greenspring Associates, Inc. and Affiliates

Notes to Condensed Combined Consolidated Financial Statements

Inputs are used in applying various valuation techniques and broadly refer to the assumptions that market participants would use to make valuation decisions, including assumptions about risk. An investment’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “unobservable” requires significant judgment by the Company. The Company considers observable data to be market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, provided by multiple, independent sources that are actively involved in the relevant market.

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update 2015-07, Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (“ASU 2015-07”), the Company does not categorize, within the fair value hierarchy, investments for which fair values are estimated using the net asset value practical expedient provided by ASC 820, Fair Value Measurement and Disclosures (“ASC 820”).

The fair market value of the Greenspring Funds and Unaffiliated Funds is recorded as the net asset value of the investment as reported to the Company by the Greenspring Fund and Unaffiliated Funds and as such, investments in the Greenspring Funds and Unaffiliated Funds are deemed to be valued using the net asset value practical expedient.

Effective March 31, 2021 Greenspring transferred all of its Investments in Greenspring Funds to related parties. Greenspring received no consideration in return for these interests. The following tables summarize the Greenspring’s interests in the Greenspring Funds as of December 31, 2020:

Entity	Cost Basis	Fair Value	Unrealized Gain / (Loss)
Greenspring Global Partners II, L.P.	$—	$2,086	$2,086
Greenspring Global Partners VIII, L.P.	1,000	369,923	368,923
Greenspring Global Partners IX, L.P.	500	273,319	272,819
Greenspring Secondaries Fund II, L.P.	667	1,108,608	1,107,941
Greenspring Secondaries Fund III, L.P.	1,000	2,465,432	2,464,432
Greenspring Opportunities IV, L.P.	666	1,561,094	1,560,428
Greenspring Opportunities V, L.P.	1,000	881,684	880,684
Greenspring Micro I, L.P.	667	30,189	29,522
Greenspring Micro II, L.P.	1,000	14,479	13,479
Greenspring Impact I, L.P.	1,000	—	(1,000)
Greenspring Early Stage I, L.P.	1,000	125,825	124,825
Greenspring Growth Equity IV, L.P.	2,000	146,221	144,221
Greenspring Growth Equity IV-MR, L.P.	1,000	11,153	10,153
Greenspring IL Special, L.P.	1,000	42,467	41,467
Greenspring SK Special, L.P.	1,422	1,908	486

Investments in Greenspring Funds	$13,922	$7,034,388	$7,020,466

Effective May 31, 2021, GBOS transferred all of its Investments in Unaffiliated Funds to related parties. GBOS received no consideration in return for these interests. The following table summarizes the Company’s interests in the Unaffiliated Funds as of December 31, 2020:

Greenspring Associates, Inc. and Affiliates

Notes to Condensed Combined Consolidated Financial Statements

Entity	Cost Basis	Fair Value	Unrealized Gain / (Loss)
Sagamore China Partners III, L.P.	$—	$1,097,723	$1,097,723
Sagamore China Partners IV, L.P.	—	585,585	585,585
Sagamore China Partners V, L.P.	—	70,690	70,690

Investments in Unaffiliated Funds	$—	$1,753,998	$1,753,998

H.	Fixed Assets

All capitalized fixed assets are carried at cost less accumulated depreciation and amortization. Depreciation and amortization expense is determined by the use of the straight-line method over the estimated useful lives of the related assets ranging from 5 to 39 years or the lease terms. Additions and betterments are capitalized, and costs of repairs and maintenance are expensed as incurred. The related costs and accumulated depreciation and amortization are eliminated from the accounts when an asset is sold or retired and the related gain or loss is credited or charged to earnings.

Fixed assets consist of the following as of June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Computers and Equipment	1,440,968	$1,422,726
Furniture and Fixtures	904,312	904,312
Leasehold Improvements	$632,322	632,322
Business Aircraft	—	21,099,197

Fixed Assets, Gross	2,977,602	24,058,557
Accumulated Depreciation	(1,905,718)	(9,642,962)

Fixed Assets, Net	$1,071,884	$14,415,595

Depreciation expense totaled $380,739 and $961,464 for the three months ended June 30, 2021 and 2020, respectively and $1,347,132 and $1,923,637 for the six months ended June 30, 2021 and 2020, respectively.

I.	Intangible Assets

The Company’s intangible assets subject to amortization consists of a trademark that was capitalized in 2008 and is being amortized over a 15 year period.

Following is a summary of intangible assets as of June 30, 2021 and December 31, 2020, respectively:

	June 30, 2021	December 31, 2020
Trademarks	$49,451	$49,451
Accumulated Amortization	(44,505)	(42,857)

Intangibles, Net	$4,946	$6,594

Greenspring Associates, Inc. and Affiliates

Notes to Condensed Combined Consolidated Financial Statements

Amortization expense totaled $824 and $824 for the three months ended June 30, 2021 and 2020, respectively, and $1,648 and $1,648 for the six months ended June 30, 2021 and 2020, respectively.

J.	Valuation of Long-Lived Assets

The Company accounts for the valuation of long-lived assets in accordance with ASC 360, Property, Plant, and Equipment (“ASC 360”). ASC 360 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed are reportable at the lower of the carrying amount or fair value, less costs to sell. As of June 30, 2021 and December 31, 2020, management does not believe any long-lived assets are impaired and has not identified any assets as being held for disposal.

K.	Due from Greenspring Funds

Certain expenses of the Greenspring Funds may be paid initially by the Company and later reimbursed for administrative convenience. Such amounts are recorded on the Condensed Combined Consolidated Balance Sheet accordingly.

As of June 30, 2021 and December 31, 2020, the Company has $691,637 and $1,771,925 due from Greenspring Funds, respectively.

L.	Due from Shareholders and Due from Employees

Amounts due to the Company from shareholders and employees are recorded on the Condensed Combined Consolidated Balance Sheet accordingly. Such amounts, if outstanding for a period greater than 30 days, bear interest at an annual rate equal to the Applicable Federal Rate as determined by the IRS under Section 1274(d) of the Internal Revenue Code. Principal and interest are due and payable upon the earliest to occur of (a) the dissolution of the Company, or (b) the date the undersigned ceases to be a partner of the Company. Any payment or prepayments are first applied against any accrued and unpaid interest and second against the advances of the principal sum outstanding.

M.	Revenue Recognition

The Company’s revenue is primarily derived from contracts with customers in the form of management fees and administrative fees, as well as performance fees in the form of a profits interest.

Management fees – For its advisory, administrative and management functions, Greenspring generally receives a management advisory fee, billed on a quarterly basis, from each of the Greenspring Funds equal to a percentage of the commitments to a Greenspring Fund, capital drawn by a Greenspring Fund, the total amount of capital committed to underlying portfolio funds and/or portfolio companies of a Greenspring Fund and/or the cost basis or the fair market

Greenspring Associates, Inc. and Affiliates

Notes to Condensed Combined Consolidated Financial Statements

value of a Greenspring Fund’s investments. The percentage amount varies with the type of Greenspring Fund and over the life of the Greenspring Fund, and where paid, generally ranges from 0.0% to 2.5% annually, as negotiated and determined at the time a Greenspring Fund or advisory arrangement is established. Consideration from the Greenspring Funds may be fixed or variable. Consideration that is variable is due to the uncertainty of the basis used to calculate the fee during each distinct service period. At the time of payment, there is no uncertainty around management fees earned. At the end of each period, the Company records revenue for the actual amount of management fees earned for that period because the uncertainty has been resolved.

Administrative fees – For its administrative services, GBOS generally receives an administrative fee, billed on a quarterly or semi-annual basis, from the private funds to which it provides services. The amount of the administrative fees are fixed as outlined in the administrative services agreements with each unaffiliated investment manager. At the end of each period, the Company records revenue for the actual amount of administrative fees earned for that period.

Performance fees – The Company is eligible to earn an incentive allocation in the form of a profits interest in some of the Greenspring Funds and Unaffiliated Funds. The profits interest, if earned, is recognized upon receipt of the cash proceeds in excess of its basis in the relevant Greenspring Funds and Unaffiliated Funds. The profits interest is subject to uncertainty of market volatility, and as a result, the entire amount of the variable consideration related to the profits interest is constrained until the end of each measurement period. At the end of the measurement period, revenue is recorded for the actual amount of profits interest earned and received during that period. As the profits interest received in any period is non-refundable, the uncertainty has been resolved upon receipt. The profits interests earned may be refundable to the Greenspring Funds and Unaffiliated Funds. The revenue recorded for the reporting periods are non-refundable and therefore there is no uncertainty.

N.	Income Taxes

Greenspring Associates, Inc. and Greenspring Back Office Solutions, Inc. are both corporations that have elected to be treated as an S Corporation for income tax purposes. Consequently, all tax effects of the Company’s income or loss are passed through to, and reported by, the shareholders individually. Accordingly, no provision for income taxes has been included in the accompanying condensed combined consolidated financial statements.

ASC 740, Income Taxes (“ASC 740”), prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return as well as guidance on de-recognition, classification, interest and penalties and financial statement reporting disclosures. For these benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. For the avoidance of doubt, the Company did not require any reserves for tax positions described in this paragraph.

The Company recognizes interest and penalties accrued on any unrecognized tax exposures as a component of income tax expense. The Company does not have any amounts accrued relating to interest and penalties as of the reporting periods. The Company is subject to routine audits by taxing jurisdictions; however there are currently no audits in progress.

Greenspring Associates, Inc. and Affiliates

Notes to Condensed Combined Consolidated Financial Statements

O.	Other Comprehensive Income

The Company has adopted ASC 220, Comprehensive Income, which requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Other comprehensive income as consists of changes in the minimum pension liability recognized under ASC 715, Compensation – Retirement Benefits (Note 6), and net unrealized gains from Greenspring Funds and Unaffiliated Funds (Note 1 Item G).

P.	Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which will be effective for fiscal years beginning after December 15, 2021. The distinction between finance leases (previously capital leases) and operating leases is substantially similar to the distinction between capital leases and operating leases in the previous lease guidance. Lessor accounting is also largely unchanged. For lessees, leases under both categories will be reported on the balance sheet as a depreciable right-of-use asset and a liability to make lease payments. The asset and liability should be initially measured at the present value of the lease payments, including payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. The asset will be depreciated and the liability will be reduced by lease payments. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. Management is currently evaluating the timing of its adoption and the impact of adopting the new leases standard on its condensed combined consolidated financial statements.

2.	Lease Commitments

The Company is obligated under two operating leases for office space that expires in June 2022 and June 2024, respectively. Future minimum rental payments under these leases are as follows:

Remainder of 2021	$463,710
Year ended December 31, 2022	849,918
Year ended December 31, 2023	768,139
Year ended December 31, 2024	390,484

Total	$2,472,251

The associated rent expense totaled $244,560 and $206,948 for the three months ended June 30, 2021 and 2020, respectively, and $491,496 and $409,062 for the six months ended June 30, 2021 and 2020. Rent expense is included in general and administrative expenses in the accompanying Condensed Combined Consolidated Statements of Operations.

Greenspring Associates, Inc. and Affiliates

Notes to Condensed Combined Consolidated Financial Statements

3.	Line of Credit

Greenspring maintains a revolving line of credit with Silicon Valley Bank in the amount of $7,500,000 with the ability to flex up to $15,000,000 at the sole discretion of Silicon Valley Bank. Borrowings bear interest per annum at Wall Street Journal prime rate. The Wall Street Journal prime rate was 3.25% and 3.25% as of June 30, 2021 and December 31, 2020, respectively. Therefore, the effective interest rate was 3.25% and 3.25% as of June 30, 2021 and December 31, 2020, respectively. Interest on the outstanding balance is due and payable monthly. Interest expense paid related to the line of credit was $0 and $4,804 for the three months ended June 30, 2021 and 2020, respectively, and $0 and $4,804 for the six months ended June 30, 2021 and 2020, respectively.

As of June 30, 2021 and December 31, 2020, Greenspring had outstanding borrowings of $0 under the line of credit.

The credit agreement includes a restrictive covenant requiring management fee revenue of $45,000,000 annually as of June 30, 2021 and 2020. Greenspring was in compliance with this covenant during the reporting periods.

4.	Current and Long Term Debt Obligations

On October 25, 2018, Brightside entered into a long term financing arrangement with Citi National Bank in the amount of $18,352,000. Principal and interest are due and payable monthly. This loan bears interest at an annual rate of 4.89%. This loan must be repaid in full on or before October 25, 2025. As described in Footnote 1.A, the loan was distributed to a shareholder as of April 23, 2021.

The outstanding principal balance as of June 30, 2021 and December 31, 2020 was $0 and $16,455,559, respectively.

Interest expense recognized and paid for the three months ended June 30, 2021 and 2020 totaled $66,047 and $435,284, respectively, and for the six months ended June 30, 2021 and 2020 totaled $266,273 and $419,842, respectively.

On March 31, 2017, the Company entered into a long term financing arrangement with one of its shareholders for the purposes of funding the initial operations of the wholly owned subsidiary, Brightside. This loan bears interest at an annual rate equal to the Applicable Federal Rate as determined by the IRS under Section 1274(d) of the Internal Revenue Code. Principal and interest are due and payable to the shareholder upon the earliest to occur of (a) the dissolution of the Company, or (b) the date the undersigned ceases to be a shareholder of Greenspring. Any payment or prepayments are first to be applied against any accrued and unpaid interest and second against the advances of the principal sum outstanding. As described in Footnote 1.A, the loan was distributed to a shareholder as of April 23, 2021.

As of June 30, 2021 and 2020, the Company’s outstanding balance under this loan obligation was $0 and $3,256,694 respectively.

Interest expense recognized for the three months ended June 30, 2021 and 2020 totaled $0 and $9,150, respectively, and for the six months ended June 30, 2021 and 2020 totaled $11,930 and $24,592, respectively.

Greenspring Associates, Inc. and Affiliates

Notes to Condensed Combined Consolidated Financial Statements

5.	Employee Profit-Sharing Plan

The Company maintains a 401(k) profit-sharing plan covering substantially all employees. Employees are permitted, within limitations imposed by the tax law, to make pre-tax contributions to the plan pursuant to salary reduction agreements. The Company may make discretionary matching contributions to the plan equal to a uniform percentage of the employees salary deferrals. Discretionary percentages are determined on an annual basis. The plan expense for the three months ended June 30, 2021 and 2020 totaled $309,368 and $203,007 respectively, and for the six months ended June 30, 2021 and 2020 totaled $655,739 and $602,257, respectively.

6.	Defined Benefit Plan

The Company administers a defined benefit pension plan that covers eligible high-level employees. The benefits are based on years of service and compensation.

The net periodic benefit cost for the Company’s pension plan was $154,628 and $167,951 for the three months ended June 30, 2021 and 2020, respectively, and $309,256 and $304,318 for the six months ended June 30, 2021 and 2020, respectively.

For the six months ended June 30, 2020, $848,000 was contributed to the plan. For the six months ended June 30, 2021, $662,000 was contributed to the plan. No future contributions to the plan are expected during the year ended December 31, 2021.

7.	Subsequent Events

On July 7, 2021, the Company announced it has agreed to be acquired by Stepstone Group, Inc. The transaction is expected to close by the end of 2021.

Shortly after the closing of the transaction it is expected that Greenspring China and Greenspring UK will be dissolved.

Notice was given on August 24, 2021 to plan participants that the defined benefit plan, as described in Footnote 6, will be terminated as of October 23, 2021.

As described in Footnote 1.A, Brightside distributed all of its assets and liabilities to a shareholder in April 2021. Subsequently, Brightside was dissolved on July 6, 2021.

The Company evaluated for disclosure any subsequent events through August 31, 2021, the date on which the condensed combined consolidated financial statements were available to be issued and determined that there were no further material items that warrant disclosure.